Exhibit 99.1

Soluna Closes Purchase of 397 Acres for Project Dorothy 3

Briscoe County, Texas, site sits adjacent to company-owned wind farm and will host planned 300 MW renewable-first AI campus

ALBANY, NY, August 24, 2026 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced it has closed the purchase of 397 acres in Briscoe County, Texas. The land will host Project Dorothy 3, Soluna’s planned renewable-first AI computing campus with a potential capacity of up to 300 MW.

The parcel sits adjacent to Projects Dorothy 1 and 2 and to the 150 MW Briscoe Wind Farm, which Soluna acquired in April. The Briscoe Wind Farm’s Substation sits directly across from the acquired property, positioning Dorothy 3 for direct, behind-the-meter access to generation the Company owns outright.

“Customers evaluating AI sites want to know how quickly we can get them to power,” said John Belizaire, CEO of Soluna. “Owning this land takes one more variable out of that answer. Dorothy 3 is a site we control end to end, and that is what turns a development project into something a customer can plan around.”

The 397 acres exceed the 300 acres Soluna originally identified for the campus. The additional land gives the Company room to add data halls should further generation or storage capacity become available at the site.

Project Dorothy 3 is part of Soluna’s development pipeline of approximately 6.3 GW across multiple sites. Soluna currently operates approximately 192 MW of energized capacity.

For more information, visit www.solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including the anticipated development of Project Dorothy 3 and the Company’s development pipeline. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contacts

West of Fairfax for Soluna

Soluna@westof.co